Exhibit 10.17

FIRST AMENDMENT TO CONTRIBUTION AGREEMENT

(Common Stock)

THIS FIRST AMENDMENT TO CONTRIBUTION AGREEMENT (the “Amendment”) is made and entered into as of April 21, 2010 by and among Excel Trust, Inc., a Maryland corporation (the “Company”), Excel Realty Fund, LP, a Delaware limited partnership (“Contributor”) and the entity or entities set forth on the signature page hereto (each a “Contributor Entity,” and for purposes of this Amendment the term “Contributor” shall include Excel Realty Fund, LP and the Contributor Entity, to the extent of Excel Realty Fund, LP’s equity interest therein). Capitalized terms used herein, but not otherwise defined, shall have the meaning set forth in the Contribution Agreement (as defined below).

RECITALS

Contributor and the Company entered into that certain Contribution Agreement dated as of December 24, 2009 (the “Contribution Agreement”) with respect to the contribution of the property referred to as Red Rock Commons by Contributor to the Company in exchange for cash and/or shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), and deem it to be in their respective best interests to amend the Contribution Agreement as provided below.

NOW, THEREFORE, for and in consideration of the foregoing premises, and the mutual undertakings set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

TERMS OF AGREEMENT

Section 1. Exhibit A. Contributor and the Company agree that Exhibit A to the Contribution Agreement shall be amended and restated as follows:

CONTRIBUTOR’S PARTICIPATING ENTITY INTERESTS

Participating Entity	Properties to be Contributed by the Participating Entity	Participating Entity Consideration (Specify Amount of Common Stock or Cash)
Red Boulder, LLC	Red Rock Commons	132,643 Shares of Common Stock
Total Contributor Consideration		132,643 Shares of Common Stock

Section 2. Full Force and Effect. Except as amended hereby, the terms and provisions of the Contribution Agreement remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed.

Section 3. Miscellaneous. This Amendment shall be governed and construed on the same basis as the Contribution Agreement, as set forth therein. This Amendment may be executed in one or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

“COMPANY” Excel Trust, Inc., a Maryland corporation

By:	/s/ Spencer G. Plumb
Name:	Spencer G. Plumb
Title:	President and Chief Operating Officer

“CONTRIBUTOR” Excel Realty Fund, LP a Delaware limited partnership By: Excel Capital Group LLC, its sole general partner

By:	/s/ Gary B. Sabin
Name:	Gary B. Sabin
Title:	Manager